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EXHIBIT 21.1

Subsidiary	Jurisdiction of Organization

Minera Vidaluz, S.A. de C.V.	Mexico
Rovcal, Inc.	USA (CA)
ROV Holding, Inc.	USA (DE)
Remington Products Company, L.L.C.	USA (DE)
Rayovac Foreign Sales Corporation	Barbados
Rayovac (UK) Limited	U.K.
Rayovac Far East Limited	Hong Kong
Zoephos International N.V.	Netherlands Antilles
Rayovac Canada Inc.	Canada
Rayovac Europe B.V.	Netherlands
Rayovac Europe Limited	U.K.
Brisco Electronics B.V.	Netherlands
Brisco Electronics GmbH	Federal Republic of Germany
Rayovac Latin America, Ltd.	Cayman Islands
Rayovac Argentina S.R.L.	Argentina
Rayovac Chile Ltda.	Chile (Santiago)
Rayovac Overseas Corp.	Panama
Rayovac Venezuela, S.A.	Venezuela
Distribuidora Rayovac Guatemala, S.A.	Guatemala
Rayovac Guatemala, S.A.	Guatemala
Rayovac El Salvador, S.A. de C.V.	El Salvador
Ray-O-Vac de Mexico, S.A. de C.V.	Mexico
Rayovac Costa Rica, S.A.	Costa Rica
Rayovac Honduras, S.A.	Honduras
Distribuidora Rayovac Honduras, S.A.	Honduras
Rayovac Dominican Republic, S.A.	Dominican Republic (Santo Domingo)
ROV International Finance Company	Cayman Islands
Varta S.A.	Colombia
Distribuidora Ray-O-Vac/Varta, S.A. de C.V.	Mexico
Varta Ltd.	U.K.
Varta B.V.	Netherlands
Pile D'Alsac S.A.S.	France
Varta Pilleri Ticaret Ltd. Sirketi	Turkey
ROV German General Partner GmbH	Germany
ROV German Limited GmbH	Germany
ROV German Finance GmbH	Germany
Rayovac Europe GmbH	Germany
Varta Consumer Batteries GmbH & Co. KGaA	Germany
Varta S.A.	France
Varta Batterie S.p.A.	Italy
Varta-Hungaria Kreskedelmi es Szolgaltato KFT	Hungary
Varta Baterie Sp. Zo.o	Poland
VARTA Baterie spol.s. r.o.	Czech Republic
Varta Batterie Ges.m.b.H	Austria
Varta Consumer Batteries A/S	Denmark
Anabasis Handelsgesellschaft mbH	Germany
Remington Licensing Corporation	USA (DE)
Remington Consumer Products Limited	United Kingdom
Remington Consumer Products (Ireland) Ltd.	Ireland
Remington Products, Inc.	Canada
Remington Products GmbH	Germany
Remington Products Australia Pty. Ltd.	Australia
Remington Products New Zealand Ltd.	New Zealand

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  EXHIBIT 21.1